Charter Financial Corporation
News Release

FOR IMMEDIATE RELEASE

Contact:	At Dresner Corporate Services:
Robert L. Johnson, Chairman & CEO Curt Kollar, CFO	Steve Carr 312-780-7211
706-645-1391	scarr@dresnerco.com
bjohnson@charterbank.net or ckollar@charterbank.net

CHARTER FINANCIAL CORPORATION TO COMMENCE STOCK OFFERING

West Point, Georgia, February 15, 2013 — Charter Financial Corporation (the “Company”) (Nasdaq Capital: CHFN), announced today that Charter Financial Corporation, a Maryland corporation (“Charter Financial”), the proposed holding company for CharterBank, and First Charter, MHC have received regulatory approval to commence Charter Financial’s stock offering in connection with First Charter, MHC’s proposed second-step conversion to the stock holding company form of organization.  The Company also announced today that the registration statement relating to the sale of common stock of Charter Financial has been declared effective by the Securities and Exchange Commission.

Charter Financial is offering for sale between 11,475,000 and 15,525,000 shares of common stock at $10.00 per share, representing the majority ownership interest in the Company currently owned by First Charter, MHC. The number of shares in the offering is based on an independent appraisal of the estimated pro forma market value of Charter Financial as of November 23, 2012.

At the conclusion of the conversion and offering, the existing shares of common stock held by the public stockholders of the Company will be exchanged for between 1.0015 and 1.3550 shares of Charter Financial common stock, depending on the number of shares sold in the offering.  After the completion of the conversion and offering, Charter Financial will be 100% owned by public stockholders, and the Company and First Charter, MHC will each cease to exist.

The completion of the conversion and offering is subject to, among other things, selling a minimum of 11,475,000 shares in the offering, the receipt of all necessary final regulatory approvals, the receipt of the approval of the members of First Charter, MHC (depositors and certain borrowers of CharterBank) as of February 4, 2013, and the receipt of the approval of the stockholders of the Company as of February 4, 2013.

On or about February 21, 2013, offering materials will be mailed to members and certain former depositors eligible to purchase shares in the subscription offering, and proxy solicitation materials will be mailed to members and stockholders.  Shares of common stock not sold in the subscription offering may be available in a community offering to the general public, including

Charter Financial Corporation
News Release

stockholders of the Company as of February 4, 2013.  The subscription offering and community offering, if any, are expected to expire at 2:00 p.m., Eastern Time, on March 19, 2013.  Shares not sold in the subscription and community offerings may be sold in a syndicated or firm commitment underwritten offering.

A community meeting regarding the conversion, offering and business of CharterBank will be held on Tuesday, March 5, 2013 at 7:00 p.m., Eastern Time, at the CharterBank Corporate Center, 1233 O.G. Skinner Drive, West Point, Georgia. Reservations may be made by contacting the Stock Information Center at the number below.

Charter Financial has established a Stock Information Center to handle inquiries with respect to the subscription and community offerings.  The Stock Information Center will open on February 25, 2013.  The Stock Information Center’s telephone number is (877) 821-5778.  Hours of operation will be from 10:00 a.m. to 4:00 p.m., Monday through Friday, except bank holidays.  A copy of the prospectus and stock order form relating to the subscription and community offerings may be obtained from the Stock Information Center beginning on February 25, 2013.

Stifel, Nicolaus & Company, Incorporated (“Stifel”) is serving as financial advisor to the Company and Charter Financial in connection with the transaction.  Stifel will act as selling agent in the subscription and community offerings.  In any syndicated or firm commitment underwritten offering, Stifel will act as sole book-running manager and Sterne, Agee & Leach, Inc. will act as co-manager.  Luse Gorman Pomerenk & Schick, P.C. is serving as legal counsel to the Company and Charter Financial.  Silver Freedman & Taff, L.L.P. is serving as legal counsel to Stifel.

Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a growing full-service community bank. CharterBank is headquartered in West Point, Georgia, and operates branches in West Central Georgia, East Central Alabama, and the Florida Gulf Coast. CharterBank’s deposits are insured by the Federal Deposit Insurance Corporation. Investors may obtain additional information about Charter Financial Corporation and the CharterBank on the internet at www.charterbk.com under About Us.

This news release contains forward-looking statements within the meaning of the federal securities laws.  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and

Charter Financial Corporation
News Release

market disruptions.  Charter Financial undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission.  This press release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer will be made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription offering, an accompanying stock order form).

A proxy statement/prospectus concerning the conversion has been filed with the Securities and Exchange Commission.  Stockholders of the Company are urged to read the proxy statement/prospectus because it contains important information.  Investors are able to obtain all documents filed with the Securities and Exchange Commission by the Company and Charter Financial free of charge at the Securities and Exchange Commission’s website, www.sec.gov. In addition, these documents are available free of charge from the Corporate Secretary of the Company at 1233 O.G. Skinner Drive, West Point, Georgia 31833, Attention: Corporate Secretary.

The directors, executive officers, and certain other members of management and employees of the Company are participants in the solicitation of proxies from the stockholders of the Company in favor of the conversion.  Information about the directors and executive officers of the Company is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.